EMPLOYMENT AGREEMENT

      AGREEMENT made as of the 18th day of September, 2000 by and between Wayne
A. Eastman .Jr.(hereinafter referred to as "the Employee") and New York Cross Harbor Railroad Terminal Corporation, New York Regional Railroad, and CH Proprietary, a New York Corporation, Delaware Corporation, and New Jersey Corporation respectivley having their principal place of businesses located at 4302 First Ave., Brooklyn, New York (hereinafter referred to collectively as "the Company").

      WHEREAS the parties hereto have negotiated a mutually satisfactory arrangement for the employment of Wayne Eastman by the Company;

      Now therefore, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Employment. The Company hereby employs Wayne Eastman to act as the Vice President of Operations for New York Regional Rail Corporation, New York Cross Harbor and CH Proprietary and Wayne Eastman hereby accepts such employment upon the terms and conditions hereinafter set forth.

2. Term. The term of this Agreement shall be one (1) year commencing on the date first above written. The Company hereto may terminate this Agreement at any time "for cause" or a disability whereby the Employee is unable to perform the duties set forth in this Agreement for a period of thirty (30) consecutive days. The Agreement shall automatically renew for a period of one (1) year unless either party gives the other written notice 60 days prior to the end date of the contract that the party wishes to terminate the renewal or within one hundred twenty (120) days if either party gives the other written notice that the party wishes to terminate .

3. Compensation.


         A. Regular Compensation
         As compensation for the services rendered by the employee, an automobile allowance of up to $500, until the termination of this Agreement. Any personal, relocation or living expenses will be the responcibilty of the Employee. The Company will also pay to the Employee the amount of $3000.00 monthly.

         B. Bonus Compensation

         The employee shall also be entitled to the following Bonus Compensation persuant to the following terms.

                  i. Stock Options
                  After each six month period of this agreement the Employee shall be intitled to the following Bonus Compensation. The Company shall grant, pursuant to the Company's Incentive Stock Option Plan, to the Employee 50,000 stock options in New York Regional Rail Corp each one year of this agreement. The first years option exercise price shall be 100 % of the value of the closing stock price of New York Regional Railroad's common stock symbol "NYRR" traded on the NASDAQ Exchange, as reported by such exchange on the executution date of this agreement. Each renewal period thereafter, said option price shall be 100 % of the value of the closing stock price of New York Regional Railroad's common stock symbol "NYRR" traded on the NASDAQ Exchange as reported by such exchange commencing on the renewal date of this agreement.

      C. Vaction Time:

      The Employee shall be entitled to three (3) weeks paid vacation for each one (1) year of service while this Agreement is in effect.

4. Duties. The Employee shall devote himself diligently to the promotion of the Company's interests the Employee shall provide, but not be limited to the usual services provided as the Vice President of Operations and those duties reasonably requested of him by the Board of Directors. If the Employee, at any renewal period desires not to renew the Employee shall working with the Company's President and its Board of Directors, Consultants and Advisors, shall identify and nominate a candidate as a replacement.

To avoid any appearance of impropriety any and all agreements between any entity to which the Employee maintains an interest shall require the prior approval of the Company's Board of Directors.

5. Expenses. During the term of this Agreement the Company shall pay, or reimburse the Employee for, the pre approved expensesincurred in connection with his employment, and such other expenses as the Board of Directors shall specifically approve.

6. Termination For Cause. At any time during the Term, the Company may terminate the employee's employment hereunder for Cause (as defined herein), effective immediately upon notice to the Employee.

         For purposes of this Agreement, Cause shall mean: (1) the Employee breaches, neglects or fails to diligently perform to the reasonable satisfaction of the Company any or all of his duties under this Agreement, (2) the Employee commits an act of dishonesty or breach of trust, or acts in a manner which is inimical or injurious to the business or interest of the Company, (3) The Employee violates or breaches any of the provisions of this Agreement, (4) the Employee's act or omission to act results in or is intended to result directly in gain to or personal enrichment of the Employee at the Company's expense, (5) the Employee is indicted for or convicted of a felony or any crime involving larceny, embezzlement or moral turpitude, (6) the Employee becomes insolvent, makes an assignment for the benefit of creditors, files or has filed against him a petition for relief or other proceeding under federal bankruptcy law or state insolvency law or is assessed, or administered in any type of creditor's proceedings.

      On termination of this Agreement, all rights to compensation and benefits of the Employee shall cease as of the Date of Termination, except the Employee shall be entitled to any unpaid portion of his Salary and benefits earned to the Date of Termination.

7. Vesting. Upon the completion of each six (6) month period durning the Term of this agreement 25,000 option granted in pursuant to section 3(B)(i) of this agreemnet shall immediatley be deemed vested. The option rights identified in this Agreement shall expire upon the earlier of one year from the date of vesting or 90 days following the termination of this Agreement. Upon any termination of this Agreement all rights to any unvested options shall be terminated.

8. Personal Contract. The obligations and duties of the Employee hereunder shall be personal and not assignable or delegable by him in any manner whatsoever.

9. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the the Company, its successors and assigns.


10. Notice. Any notice required to be given by this Agreement shall be delivered in hand to the person to whom such notice is addressed or mailed to such person by certified mail to the following appropriate address:


      To The Company:
      Darryl S. Caplan, Esq
      Cureton Caplan Hunt Scaramella & Clark, P.C.
      950B Chester Avenue
      Delran, NJ 08075


      To Wayne Eastman:    Wayne Eastman



11. Governing Law. This Agreement shall be governed, construed and enforced according to the laws of the State of New Jersey and no other. All actions, whether sounding in contract or in tort, shall be instituted and litigated in the State of New Jersey and the parties hereto submit to the jurisdiction of the courts of the State of New Jersey, specifically the United States District Court of New Jersey and/or Superior Court of New Jersey.

12. Nondisclosure. At all times during and after the Term, the Employee shall keep confidential and shall not, except with the Company's express prior written consent, or except in the proper course of his employment with the Company, directly or indirectly, communicate, disclose, divulge, publish, or otherwise express, to any Person, or use for his own benefit or the benefit of any Person, any trade secrets, confidential or proprietary knowledge or information, no matter when or how acquired, concerning the conduct and details of the Company's business, including without limitation names of customers and suppliers, marketing methods, trade secrets, policies, prospects and financial condition. For purposes of this Section, confidential information shall not include any information which is now known by or readily available to the general public or which becomes known by or readily available to the general public other than as a result of any improper act or omission of the Employee.

13. Entire Agreement. It is specifically stipulated that there are no verbal agreements or understandings between the parties hereto affecting this Agreement, and that this Agreement constitutes the sole agreement between the parties. All prior employment agreements between the Employee and the Company (and/or any of its affiliates) are hereby terminated as of the date hereof as fully performed on both sides.

      In Witness Whereof the parties hereto have caused this Agreement to be executed, sealed and delivered, in the case of the the Company by its officer thereunto duly authorized, as of the date first above written.


                                        The Company
                                        By:____________________________________

                                        Wayne A. Eastman, Jr.